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                                                                     Exhibit (n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 4 to the registration statement on Form N-2 (the "Registration Statement") of our report dated November 12, 1999 relating to the financial statements of Colonial New York Insured Municipal Fund, which appears in such Statement of Additional Information which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 15, 1999